Exhibit 10.1
SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT
THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Second Amendment”) is entered into effective as of January 19, 2011, by and between FENTURA FINANCIAL, INC., a Michigan corporation (the “Seller”), and MARIE A. ROBERTS, FRANK M. PEPLINSKI, L. JACK ROCHEFORT, CLARK K. SHUART, DAVID HYZER, and THOMAS MCCURLEY (each a “Buyer” and collectively the “Buyers”).
RECITALS
     A. The Seller and the Buyers previously entered into that certain Stock Purchase Agreement, dated as of April 27, 2010, as amended by the First Amendment to Stock Purchase Agreement dated as of September 9, 2010 (as amended, the “Agreement”).
     B. Section 5.12 of the Agreement requires the Bank to transfer certain loans and owned real estate to Seller or Seller’s designees on or prior to the Closing Date.
     C. The parties wish to amend the Agreement to update the list of loans and owned real estate to be transferred by the Bank and to increase the ALLL condition precedent to $2,200,000.
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
     1. Loan Transfer. Schedule 5.12 to the Agreement is updated and revised to include those loans described on Revised Schedule 5.12 attached to this Second Amendment. On or prior to the Closing Date the Bank shall transfer to Seller or its designees or to The State Bank those loans and ORE properties described on Revised Schedule 5.12. The parties agree that the attached Schedule 5.12 is the final Schedule 5.12 and that the identity of the loans and properties will not be updated to a date closer to the Closing Date and that by mutual agreement it does not include two loans that are “Non-performing Assets” as such term is defined in the Agreement. Seller or its designee shall pay the Bank a cash purchase price equal to the Loan Purchase Value of each such loan or lease and the book value of each such owned real estate property as of the date of the Loan Transfer. At the Closing the Seller and the Bank shall provide documentation evidencing compliance with this covenant.
     2. ALLL. Section 6.3(i) of the Agreement is amended to provide as follows: “(i) The Bank’s ALLL as of the Closing Date shall be greater than or equal to two million two hundred thousand dollars ($2,200,000) after giving effect to the Loan Transfer.”
3. Closing. Section 7.1(g) of the Agreement is amended by changing “September 30, 2010” date to “January 31, 2011.” Buyers and Seller shall complete the Closing by January

31, 2011. If the Closing has not been completed by January 31, 2011, then the Agreement, as amended by this Second Amendment, shall be terminated, subject to Section 7.2 of the Agreement (Effect of Termination).
     4. North Face Ventures, LLC. On or before January 24, 2011, the Seller may cause the Bank to offer the real estate located at 350 Dodge Street, Comstock Park, Michigan 49321 for sale to the Buyers for such price and on such terms as the Bank may determine. The Seller, Bank and Buyers may negotiate to determine if a mutually acceptable price and terms can be agreed to by the close of business on January 26, 2011; provided, however, that this paragraph does not obligate the Seller, the Bank or the Buyers to enter into any agreement for the purchase and sale of the 350 Dodge Street property. Notwithstanding the foregoing, the Seller’s inability to sell the 350 Dodge Street property shall not affect its obligations under the Agreement to complete the Closing.
     5. Miscellaneous. Unless otherwise stated in this Second Amendment, the Agreement remains in full force and effect and the capitalized terms shall have the same meanings as ascribed to them in the Agreement. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.
(Signatures appear on the following page.)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SELLER:
/s/ Donald L. Grill
Donald L. Grill
President and CEO

BUYERS
/s/ Marie A. Roberts*
Marie A. Roberts

/s/ Frank M. Peplinski*
Frank M. Peplinski

/s/ L. Jack Rochefort*
L. Jack Rochefort

/s/ Clark K. Shuart*
Clark K. Shuart

/s/ David Hyzer*
David Hyzer

/s/ Thomas McCurley*
Thomas McCurley

By:	* /s/ Kevin Nelson
Kevin Nelson, Agent for the Buyers

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